CERTIFICATE OF AMENDMENT
                                       TO
                              CERTIFICATE OF TRUST
                                       OF
                            PIONEER WORLD EQUITY FUND


         This Certificate of Amendment, dated May 16, 2001, to the Certificate of Trust, dated July 26, 1996, of Pioneer World Equity Fund (hereby renamed "Pioneer International Equity Fund") (the "Trust") is being duly executed and filed by the person named below as Trustee, to amend the Certificate of Trust filed by the Trust on July 26, 1996 with the Office of the Secretary of State of the State of Delaware. This Amendment shall become effective on July 30, 2001.

         1. AMENDMENT. Effective July 30, 2001, the name of the Trust is changed from "Pioneer World Equity Fund" to "Pioneer International Equity Fund."

         IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date written above.

                                    /s/ David D. Tripple
                                    --------------------------------
                                    David D. Tripple,
                                    as Trustee and not individually





























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